UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, on February 22, 2019, GigCapital, Inc., a Delaware corporation (“Buyer”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Buyer, Kaleyra S.p.A., a company with shares formed under the laws of Italy (the “Company”), Shareholder Representative Services LLC, (the “Seller Representative”) as representative for the holders (the “Company Stockholders”) of the ordinary shares of the Company (the “Company Stock”) immediately prior to the closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”) of the Transaction (as defined below), and each of the following Company Stockholders of all of the Company Stock (collectively, such Company Stockholders, the “Sellers”): Esse Effe S.p.A, a company with shares formed under the laws of Italy (“Esse Effe”), Maya Investments Limited, a company formed under the laws of England (“Maya”), Hong Kong Permanent Shine Limited, a company formed under the laws of Hong Kong, Ipai Terry Hsiao, Giacomo Dall’Aglio, Alex Milani, Luca Giardina Papa, Filippo Monastra, Matteo Castelucci, Kirk Tsai, Justyna Miziolek, Erjon Metko, Claudio Ippolito, Andrea Riccardi, and Francesco Vizzone. Pursuant to and in accordance with the terms of the Purchase Agreement, the Sellers will sell, transfer, assign, convey and deliver to the Buyer all of the Company Stock (the “Transaction”).

Conference Call Transcript

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the transcript of the previously announced conference call held by the Buyer and the Company on March 5, 2019 at 8:00 a.m. Eastern regarding the Transaction (the “Call Transcript”) for investors. A replay of the call will also be available through March 12, 2019. To access the replay, the domestic toll-free access number is 1-844-512-2921. International callers may use 1-412-317-6671. The conference ID number is 9067169.

The information set forth above under this Item 7.01, including the Call Transcript attached as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Non-GAAP Financial Measure and Related Information

The Call Transcript includes reference to adjusted EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as of any date of calculation, as the consolidated earnings of a party and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the audited consolidated financial statements of such party and its subsidiaries (prepared in accordance with GAAP), plus (i) Expenses (as defined below), (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by the Buyer or any of its subsidiaries to employees of the Buyer or any of its subsidiaries and (v) any provision for the write down of assets. If the Transaction is not consummated, each party shall bear its respective legal, accountants, and financial advisory fees and other expenses incurred with respect to the Purchase Agreement and the Transaction (collectively “Expenses”). A party’s adjusted EBITDA for any fiscal year party is calculated on a pro forma basis to include any subsidiaries acquired by such party during such fiscal year.

Adjusted EBITDA is being used to determine whether conditions have been achieved that would result in payment of the Earnout Shares and Sponsor Earnout Shares, as defined in the Purchase Agreement. Buyer management also believes that this non-GAAP measure of financial results will provide useful information to management and investors regarding certain financial and business trends relating to the anticipated financial condition and results of operations of the business of the Buyer following the consummation of the Transaction. Investors should not rely on any single financial measure to evaluate the Company’s anticipated business.

Additional Information

Additional information about the Transaction will be described in the Buyer’s preliminary proxy statement relating to the Transaction and the respective businesses of the Buyer and Company, which the Buyer will file with the SEC. The Transaction will be submitted to stockholders of the Buyer for their consideration. The Buyer’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with the Buyer’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Transaction, because these documents will contain important information about the Buyer, Company and Transaction. The definitive proxy statement will be mailed to stockholders of Buyer as of a record date to be established for voting on the Transaction.

Stockholders are urged to read the proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of the preliminary or definitive proxy statement, as well as other filings containing information about the Buyer, without charge, at the SEC’s website located at www.sec.gov. Copies of the proxy statement and other filings with the SEC can also be obtained, without charge, by directing a request to Tara McDonough, Vice President and Chief Financial Officer, GigCapital, Inc., 2479 E. Bayshore Rd., Suite 200, Palo Alto, CA, or by telephone at (650) 276-7040.

The Buyer and Company, and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from the Buyer’s stockholders in respect of the Transaction. Information regarding the Buyer’s directors and executive officers is available in its Form 10-K filed with the SEC on December 6, 2018. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

This Current Report on Form 8-K, including the attached exhibits, may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding the Transaction, Buyer and Company. All statements, other than statements of historical facts, included in this Current Report on Form 8-K and the attached exhibits that address activities, events or developments that the Buyer and/or Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. Such forward-looking statements include, but are not limited to, statements regarding the closing of the combination and the expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the business combination and future business plans of the Buyer and Company management teams. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are based on certain assumptions and analyses made by the management of the Buyer and/or Company in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company and Buyer as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Buyer or Company will be those anticipated and actual results may differ materially from those expressed in this Current Report on Form 8-K and in the attached exhibits due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Transaction, including that the Buyer stockholders will approve the Transaction, the ability of the combined company to meet the NYSE’s listing standards, and that the Company will have sufficient capital upon the approval of the Transaction to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These statements speak only as of the date they are made and none of the Buyer and/or Company undertakes any obligation to update any forward-looking statements contained in this Current Report on Form 8-K to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 8.01 Other Events.

The disclosure set forth above in Item 7.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Transcript of Investor Call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2019

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board